UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2019

WHERE FOOD COMES FROM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	333-133634 (Commission File Number)	43-1802805 (I.R.S. Employer Identification No.)

202 6th Street, Suite 400
Castle Rock, Colorado		80104
(Address of Principal Executive Offices)		(Zip Code)

(303) 895-3002
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2019, Dr. Gary Smith, a member of the Board of Directors (“Board”) of Where Food Comes From, Inc. (“the Company”), notified the Board of his intention to voluntarily resign from the Company’s Board effective November 24, 2019. Dr. Smith’s decision was not a result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or procedures. Effective upon Dr. Smith’s resignation as a director, the size of the Company’s Board will be temporarily reduced from nine to eight directors.

Dr. Smith has been a member of the Company’s Board since 2006. He has been a tremendous Board member that has dedicated hours of his time and has provided amazing leadership while on the Board. He is not only a wonderful leader and a world renown internationally acclaimed meat scientist, but a wonderful teacher, mentor and friend to all of the Company’s family. The Company donated to the new JBS Global Food Innovation Center in honor of Dr. Smith and his wife, Kay. The center opened in the spring of 2019; the retail store was named the Where Food Comes From Market. We look forward to continuing to work with Dr. Smith as he continues to teach at Texas A&M and provide consulting services to the industry. He will be missed. The Company thanks Dr. Smith for his dedicated service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHERE FOOD COMES FROM, INC. (Registrant)
	By:	/s/ Dannette Henning
Date: November 27, 2019		Dannette Henning
Chief Financial Officer